UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Bed Bath & Beyond Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Forward-Looking Statements

This communication may contain forward-looking statements.  Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, and similar words and phrases.  The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: general economic conditions including the housing market, a challenging overall macroeconomic environment and related changes in the retailing environment; consumer preferences, spending habits and adoption of new technologies; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; civil disturbances and terrorist acts; unusual weather patterns and natural disasters; competition from existing and potential competitors across all channels; pricing pressures; liquidity; the ability to achieve anticipated cost savings, and to not exceed anticipated costs, associated with organizational changes and investments; the ability to attract and retain qualified employees in all areas of the organization; the cost of labor, merchandise and other costs and expenses; potential supply chain disruption due to trade restrictions, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; the ability to find suitable locations at acceptable occupancy costs and other terms to support the Company’s plans for new stores; the ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets it serves; the ability to assess and implement technologies in support of the Company’s development of its omnichannel capabilities; uncertainty in financial markets; volatility in the price of the Company’s common stock and its effect, and the effect of other factors, on the Company’s capital allocation strategy; the impact of goodwill and intangible asset impairments; disruptions to the Company’s information technology systems including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; reputational risk arising from challenges to the Company’s or a third party product or service supplier’s compliance with various laws, regulations or standards, including those related to labor, health, safety, privacy or the environment; reputational risk arising from third-party merchandise or service vendor performance in direct home delivery or assembly of product for customers; changes to statutory, regulatory and legal requirements, including without limitation proposed changes affecting international trade; changes to, or new, tax laws or interpretation of existing tax laws; new, or developments in existing, litigation, claims or assessments; changes to, or new, accounting standards; foreign currency exchange rate fluctuations; the integration of acquired businesses; and potential continuing uncertainty arising in connection with the announced intention by certain shareholders to seek control of our Board of Directors. The Company does not undertake any obligation to update its forward-looking statements.

Important Information

Bed Bath & Beyond Inc. (the "Company") intends to file a definitive proxy statement and associated proxy card in connection with the solicitation of proxies for the Company's 2019 Annual Meeting with the Securities and Exchange Commission (the "SEC"). Details concerning the nominees of the Company's Board of Directors for election at the 2019 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY'S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC's website, www.sec.gov. The Company's shareholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents by directing a request by mail to Bed Bath & Beyond Inc. at 650 Liberty Avenue, Union, New Jersey 07083, by contacting the Company's proxy solicitor, D.F. King & Co., toll-free at 1 (888) 777-0320 or at bbby@dfking.com, or from the investor relations section of the Company's website at www.bedbathandbeyond.com.

Participants in the Solicitation

The Company, its directors and certain of its executive officers will be deemed participants in the solicitation of proxies from shareholders in respect of the 2019 Annual Meeting.  Information regarding the names of the Company's directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended March 3, 2018, filed with the SEC on May 2, 2018, the Company's quarterly reports on Form 10-Q filed with the SEC on July 6, 2018, October 10, 2018 and January 9, 2019, the Company's Current Report on Form 8-K filed with the SEC on June 5, 2018 and the Company's definitive proxy statement for the 2018 Annual Meeting of Shareholders, filed with the SEC on May 31, 2018.  To the extent holdings of such participants in the Company's securities have changed since the amounts described in the proxy statement for the 2018 Annual Meeting of Shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.  These documents can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC, if and when they become available.

Bed Bath & Beyond Inc. (the “Company”) has made available through its Investor Relations website (http://bedbathandbeyond.gcs-web.com) an audio webcast of its Q4 2018 Earnings Conference Call. The following is an excerpt from the transcript of the audio webcast:

…

Steven Temares, CEO:  While our strategy and operational execution are each a major component of our future success, the right Board and governance structure provide effective oversight and help assure that we achieve our objectives.  Bed Bath & Beyond’s Board of Directors and management team are committed to acting in the best interest of our shareholders. As we noted in the press release we issued today, the Board has been undertaking a comprehensive review of its composition, governance structure and compensation practices.  In connection with this review, the Board has named Patrick Gaston as lead independent director and has reconstituted its Nominating and Corporate Governance Committee.  We have also accelerated our previously established Board refreshment program, which has already resulted in the addition of three new independent directors in the past two years. We anticipate further changes in the near term, and we look forward to discussing them with our shareholders in the coming weeks.

Finally, as you’ve likely seen, a group of three activist investors has named candidates to take control of the Bed Bath & Beyond Board of Directors.  The composition of the Board will be voted on at the 2019 Annual Meeting of Shareholders.  The reconstituted Nominating and Corporate Governance Committee, comprising 3 independent directors, and the Board, will evaluate the activist group’s director candidates consistent with our established review processes and make a recommendation to our shareholders.

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On April 10, 2019, the Company issued a press release containing the following statements:

…

Update Regarding Board Refreshment and Governance Review

The Board of Directors of the Company has been undertaking a comprehensive review of its composition, governance structure and compensation practices.  In connection with this review, the Board has named Patrick Gaston as Lead Independent Director and has reconstituted its Nominating and Corporate Governance Committee.  In addition, the Board is accelerating its refreshment program, which has already resulted in the addition of three new directors in the past two years.

 “Our strategy, business transformation and execution are a critical component of our future success, and we also recognize that the right Board, governance structure and incentives are necessary to ensure that we achieve our objectives,” said Patrick Gaston, Lead Independent Director of Bed Bath & Beyond. “The Board is committed to acting in the best interest of our shareholders, is working hard to accelerate the rate of change in the Company’s governance, greatly appreciates investor input received to date, and looks forward to continued constructive engagement with our shareholders on these and related efforts.”

The Company plans to announce additional changes to the Board, governance structure and compensation practices in the near future.

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